EXHIBIT 32.01


           CERTIFICATION OF KENNETH A. SHEWER, CHIEF EXECUTIVE OFFICER


         I, Kenneth A. Shewer, the Chief Executive Officer of Kenmar Advisory Corp., as Managing Owner of Kenmar Global Trust, certify that (i) the Form 10-K for the fiscal year ended December 31, 2003 of Kenmar Global Trust fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and (ii) the information contained in the Form 10-K for the fiscal year ended December 31, 2003 of Kenmar Global Trust fairly presents, in all material respects, the financial condition and results of operations of Kenmar Global Trust.





                                        By: /s/ Kenneth A. Shewer
                                            ------------------------------------
                                            Kenneth A. Shewer
                                            Chief Executive Officer
                                            March 30, 2004



         A signed original of this written statement required by Section 906 has been provided to Kenmar Advisory Corp. and will be retained by Kenmar Advisory Corp. and furnished to the Securities and Exchange Commission or its staff upon request.

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